UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

November 1, 2021

Date of report (date of earliest event reported)

RocketFuel Blockchain, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	Commission File No. 033-17773-NY	90-1188745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, CA 94105

(Address of Principal Executive Offices)

(424) 256-8560

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2021, RocketFuel Blockchain Inc. (the “Company”) completed a public offering (the “Offering”) of 6,666,667 shares of its common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase 6,666,667 shares of Common Stock (the “Common Warrants”). The combined purchase price of one share of Common Stock and accompanying Common Warrant was $0.75. The Offering was made under an effective registration statement on Form S-1 (File No. 333-260420) initially filed with the Securities and Exchange Commission on October 22, 2021, as subsequently amended, and declared effective on October 28, 2021.

The Common Warrants are immediately exercisable at an exercise price equal to $0.75 per share of Common Stock (the “Exercise Price”), subject to adjustments as provided under the terms of the Common Warrants. The Warrants are exercisable for five and one-half years from the initial exercise date.

On November 1, 2021, in connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors. The Purchase Agreement sets forth the economic terms set forth above and contains customary representations and warranties of the Company, as well as certain indemnification obligations of the Company and ongoing covenants for the Company. In addition, under the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s (or its subsidiaries’) Common Stock or common stock equivalents for a period of 90 days from the closing of the Offering, other than certain exempt issuances. Additionally, the Company has also agreed for a period of two years following the closing date of the Offering not to (i) issue or agree to issue equity or debt securities convertible into, or exercisable or exchangeable for, Common Stock at a conversion price, exercise price or exchange price which floats with the trading price of our Common Stock or which may be adjusted after issuance upon the occurrence of certain events or (ii) enter into any agreement, including an equity line of credit, whereby the Company may issue securities at a future-determined price. This agreement does not apply to the offer, issuance or sale by the Company of Common Stock pursuant to an at-the-market offering facility the Company may enter with the placement agent of the Offering following expiration of the 90-day lock-up period.

The net proceeds to the Company from the Offering, after deducting placement agent’s fees and other Offering expenses, and excluding the proceeds, if any, from the exercise of the Common Warrants, are approximately $4.37 million. The Company intends to use the net proceeds of the Offering for general corporate purposes and to fund ongoing operations and expansion of its business.

In connection with the Offering, pursuant to an engagement letter (the “Engagement Letter”) dated as of July 9, 2021, as amended on September 20, 2021 and on October 28, 2021 between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), the Company paid Wainwright (i) a total cash fee equal to 8.0% of the aggregate gross proceeds received by the Company from the sale of the securities in the transaction, and (ii) a non-accountable expense allowance of $75,000. Pursuant to the Engagement Letter, the Company also issued to Wainwright or its designees warrants to purchase up to an aggregate of 533,333 shares of Common Stock (8.0% of the aggregate number of shares of Common Stock sold in the Offering) (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants are exercisable for five years from the date of the Purchase Agreement and have an exercise price equal to 125% of the purchase price per share of Common Stock in the Offering, or $0.9375 per share.

The Purchase Agreement, the form of Common Warrant, and the form of Placement Agent Warrant are filed as Exhibits 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On November 2, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Common Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-260420) filed with the Securities and Exchange Commission on October 27, 2021).
4.2	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-260420) filed with the Securities and Exchange Commission on October 27, 2021).
10.1	Securities Purchase Agreement dated November 1, 2021.
99.1	Press release dated November 2, 2021 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 5, 2021	RocketFuel Blockchain, Inc.

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer